ROPES & GRAY LLP

PRUDENTIAL TOWER

800 BOYLSTON STREET BOSTON, MA 02199-3600

WWW.ROPESGRAY.COM

September 26, 2023

ProShares Trust

7272 Wisconsin Avenue, 21st Floor

Bethesda, Maryland 20814

Ladies and Gentlemen:

We are furnishing this opinion in connection with the proposed offer and sale by ProShares Trust, a Delaware statutory trust (the "Trust"), of shares of beneficial interest of ProShares Bitcoin Strategy ETF, ProShares Short Bitcoin Strategy ETF, ProShares Pet Care ETF, ProShares Big Data Refiners ETF, ProShares Decline of the Retail Store ETF, ProShares Long Online/Short Stores ETF, ProShares On-Demand ETF, ProShares Online Retail ETF, ProShares MSCI Transformational Changes ETF, ProShares Nanotechnology ETF, ProShares Nasdaq-100 Dorsey Wright Momentum ETF, ProShares Metaverse ETF, ProShares DJ Brookfield Global Infrastructure ETF, ProShares Global Listed Private Equity ETF, ProShares Large Cap Core Plus, ProShares S&P 500® Bond ETF, ProShares S&P 500® Dividend Aristocrats ETF, ProShares S&P MidCap 400® Dividend Aristocrats ETF, ProShares S&P Technology Dividend Aristocrats ETF, ProShares Russell 2000 Dividend Growers ETF, ProShares Russell U.S. Dividend Growers ETF, ProShares MSCI EAFE Dividend Growers ETF, ProShares MSCI Europe Dividend Growers ETF, ProShares MSCI Emerging Markets Dividend Growers ETF, ProShares S&P 500® Ex-Energy ETF, ProShares S&P 500® Ex-Financials ETF, ProShares S&P 500® Ex-Health Care ETF, ProShares S&P 500® Ex-Technology ETF, ProShares S&P Global Core Battery Metals ETF, ProShares S&P Kensho Cleantech ETF, ProShares S&P Kensho Smart Factories ETF, ProShares Equities for Rising Rates ETF, ProShares High Yield

—Interest Rate Hedged, ProShares Investment Grade — Interest Rate Hedged, ProShares, Smart Materials ETF, ProShares Supply Chain Logistics ETF, ProShares Hedge Replication ETF, ProShares Merger ETF, ProShares K-1 Free Crude Oil Strategy ETF, ProShares Inflation Expectations ETF, ProShares Short S&P500®, ProShares Short QQQ®, ProShares Short Dow30SM, ProShares Short MidCap400, ProShares Short Russell2000, ProShares Short SmallCap600, ProShares UltraShort S&P500®, ProShares UltraShort QQQ®, ProShares UltraShort Dow30SM, ProShares UltraShort Energy, ProShares UltraShort MidCap400, ProShares UltraShort Russell2000, ProShares UltraShort SmallCap600, ProShares UltraPro Short S&P500®, ProShares UltraPro Short QQQ®, ProShares UltraPro Short Dow30SM, ProShares UltraPro Short MidCap400, ProShares UltraPro Short Russell2000, ProShares Short Financials, ProShares Short Real Estate, ProShares UltraShort Consumer Discretionary, ProShares UltraShort Nasdaq Biotechnology, ProShares UltraShort Consumer Staples, ProShares UltraShort Financials, ProShares UltraShort Health Care, ProShares UltraShort Industrials, ProShares UltraShort Materials, ProShares UltraShort Real Estate, ProShares UltraShort Semiconductors, ProShares UltraShort Technology, ProShares UltraShort Utilities, ProShares Short MSCI EAFE, ProShares Short MSCI Emerging Markets, ProShares Short FTSE China 50,

- 2 -	September 26, 2023

ProShares UltraShort MSCI EAFE, ProShares UltraShort MSCI Emerging Markets, ProShares UltraShort FTSE Europe, ProShares UltraShort MSCI Brazil Capped, ProShares UltraShort FTSE China 50, ProShares UltraShort MSCI Japan, ProShares Short 7-10 Year Treasury, ProShares Short 20+ Year Treasury, ProShares Short High Yield, ProShares UltraShort 7-10 Year Treasury, ProShares UltraShort 20+ Year Treasury, ProShares UltraPro Short 20+ Year Treasury, ProShares Ultra S&P500®, ProShares Ultra QQQ®, ProShares Ultra Dow30SM, ProShares Ultra Energy, ProShares Ultra MidCap400, ProShares Ultra Russell2000, ProShares Ultra SmallCap600, ProShares UltraPro S&P500®, ProShares UltraPro QQQ®, ProShares UltraPro Dow30SM, ProShares UltraPro MidCap400, ProShares UltraPro Russell2000, ProShares Ultra Communication Services, ProShares Ultra Nasdaq Biotechnology, ProShares Ultra Nasdaq Cloud Computing, ProShares Ultra Consumer Discretionary, ProShares Ultra Nasdaq Cybersecurity, ProShares Ultra Consumer Staples, ProShares Ultra Financials, ProShares Ultra Health Care, ProShares Ultra Industrials, ProShares Ultra Materials, ProShares Ultra Real Estate, ProShares Ultra Semiconductors, ProShares Ultra Technology, ProShares Ultra Utilities, ProShares Ultra MSCI EAFE, ProShares Ultra MSCI Emerging Markets, ProShares Ultra FTSE Europe, ProShares Ultra MSCI Brazil Capped, ProShares Ultra FTSE China 50, ProShares Ultra MSCI Japan, ProShares Ultra 7-10 Year Treasury, ProShares Ultra 20+ Year Treasury and ProShares Ultra High Yield (collectively, the "Shares"), pursuant to Post-Effective Amendment No. 278 on Form N-1A (the "Post-Effective Amendment") under the Securities Act of 1933, as amended.

We are familiar with the actions taken by the Trustees of the Trust to authorize the issuance of the Shares. We have examined the Trust's Certificate of Trust (as on file in the office of the Secretary of State of the State of Delaware), its Agreement and Declaration of Trust, as amended, its Bylaws and such other documents as we deemed necessary for the purposes of this opinion. We assume that upon sale of the Shares by the Trust the Trust will receive the net asset value thereof.

Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold, they will be validly issued, fully paid and nonassessable by the Trust.

We consent to the filing of this opinion as an exhibit to the Post-Effective Amendment.

Very truly yours,

/s/ Ropes & Gray LLP Ropes & Gray LLP